UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2026

SELECTIS HEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

600 17th St., Ste 2800 South, Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 1, 2026 the Board of Directors of Selectis Health, Inc, a Utah corporation (the “Company”) approved the appointments of Mr. Kent Lund and Mr. Lance Baller to serve as members of the Board of Directors of Company.

The following is biographical information on the new Board members:

Kent J. Lund, age 70, is a business, legal and securities professional with deep public and private company Board of Directors and committee experience. His professional background and experience falls into four principal areas: (1) U.S. federal court of appeals attorney law clerk; (2) private legal practice with a large law firm; (3) in-house corporate attorney with a very large multinational oil, natural gas and petrochemicals company; and (4) Director, Corporate Secretary, Senior Management, General Counsel and/or Chief Compliance Officer for Securities Broker Dealers and/or Registered Investment Advisers. He served as a Member of the Colorado Securities Board from 2017 to 2020, and from November 2018 to July 2022 he served as an Independent Member of the Board of Directors and member of the audit committee of JAB Wireless, Inc. (d/b/a Rise Broadband), a private fixed wireless broadband services provider controlled by a large private equity firm. He served as a member of the FINRA West Region Committee from January 2020 to December 31, 2025. Mr. Lund holds B.A. (magna cum laude), J.D. (with honors), M.B.A. and LL.M (in Entrepreneurial Law) degrees.

Mr. Baller, age 51, is the co-founder and non-executive Chairman of Iofina Plc, one of North America’s largest producers of iodine (I₂) and halogen-based specialty chemicals. He previously served as CFO and Finance Director of Iofina Plc from 2007 to 2010 and as Chief Executive Officer from 2010 to 2013. Mr. Baller currently serves as a director and as the sole or principal shareholder of several privately owned businesses, including Baller Enterprises, Inc. (personal holding company), Titan Au, Inc., Redemption Au, Inc., Empire Leasing LLC, Valdez Au, Inc., Extrac Technologies Limited, Extrac Technologies, Inc., Wyoming Sand Company LLC, 44 Aggregate LLC, High Speed Aggregate, Inc., GBB Management, LLC, Shaver Gross Consultant PLLC and Ultimate Investments Corp, with operations primarily focused on gold (Au), sand, rock, silica (SiO₂), aggregate mining, equipment leasing, real estate, CPA services, taxes and planning. He is also the founder of the Baller Family Foundation, Inc. In addition, Mr. Baller has founded, grown, and successfully exited numerous other businesses throughout his career. From 2015 to 2023, Mr. Baller served as CEO, Interim CEO, and Director of Selectis Health, Inc. He is the former Managing Partner of Shortline Equity Partners, Inc., a mid-market mergers and acquisitions advisory and investment firm, and previously served as Managing Partner of Elevation Capital Management, LLC, where he was an alternative investment hedge fund manager for the Elevation Fund. Earlier in his career, Mr. Baller was Vice President of Corporate Development and Communications at Integrated BioPharma, Inc., and prior to that held investment banking roles at UBS and Morgan Stanley. Mr. Baller began his career in corporate governance over 20 years ago as Audit Committee Chair of the Board of Trustees of the Giant 5 Mutual Funds and One Funds. Over the course of his career, he has served as CEO, Interim CEO, Chairman, CFO, Secretary, and Director of numerous public and private companies, leading multiple successful restructurings and transactions. Mr. Baller brings extensive experience in corporate finance, capital markets, mergers and acquisitions, and governance. He currently serves on the boards of the Front Range Infrastructure Authority, Real Weld Metropolitan District, and Real Colorado Soccer Club. He is also a Trustee of five Cyber Hornet Trusts, including one mutual fund and four NASDAQ-listed ETFs, where he serves as Chairman of the Audit Committees and as the Audit Committee Financial Expert under the Sarbanes-Oxley Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc.
(Registrant)

Dated: January 6, 2026	/s/ Adam Desmond
Adam Desmond CEO